Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EXHIBIT 23.1

Consent of Ernst & Young LLP
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50987), pertaining to the Independence Community Bank 401(k) Savings Plan (“the Plan”), of our report dated June 22, 2004, included in the Annual Report (Form 11-K) with respect to the financial statements and supplemental schedule of the Plan for the year ended December 31, 2003.

/s/Ernst & Young LLP

New York, New York
June 22, 2004